                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chart Industries, Inc. Amended and Restated 1997 Stock Option and Incentive Plan of our report dated February 5, 2001, with respect to the consolidated financial statements of Chart Industries, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                              /s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 14, 2001